UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PHIO PHARMACEUTICALS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

411 Swedeland Road, Suite 23-1080

King of Prussia, PA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 28, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”), which will be held on September 28, 2026, at 9:00 a.m. (Eastern Time). The meeting will be a completely virtual meeting of stockholders. You can attend the meeting by visiting meetnow.global/MFT9CLT, where you will be able to listen to the meeting live, submit questions, view the stockholder list, and vote online. Because the meeting is completely virtual and being conducted via the internet, stockholders will not be able to attend the meeting in person physically.

Only stockholders who held common stock at the close of business on the record date, August 4, 2026, may vote at the Annual Meeting, including any adjournment or postponement thereof. At the Annual Meeting, you will be asked to consider and vote upon:

(1)	the election of the six director nominees named in the accompanying Proxy Statement;
(2)	the ratification of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
(3)

an amendment to the 2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan, as amended and restated, to increase the number of shares of common stock available for issuance thereunder by 1,500,000; and

(4)

the transaction of any other business that may properly come before the meeting or any adjournment thereof. Pursuant to the Company’s bylaws, no other items of business are expected to be considered at the meeting and no other director nominees will be entertained.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Board of Directors has unanimously approved the proposals and recommends that you vote FOR Proposal Nos. 1, 2, and 3 listed above, including each of the director nominees.

We are pleased to make use of the Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to their stockholders via the internet. We believe the ability to deliver proxy materials electronically allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact from the distribution of our Annual Meeting materials.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/Robert Bitterman
Robert Bitterman
President and Chief Executive Officer

August 14, 2026

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA THE INTERNET, OVER THE TELEPHONE OR BY MAIL BY FOLLOWING THE INSTRUCTIONS FOUND ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS OR ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE AT THE MEETING IF YOU ATTEND THE MEETING VIRTUALLY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT INTERMEDIARY.

411 Swedeland Road, Suite 23-1080

King of Prussia, PA 19406

PROXY STATEMENT FOR

 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON September 28, 2026

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Phio Pharmaceuticals Corp. (“Phio,” the “Company,” “we,” “us” or “our”) for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Company will hold the Annual Meeting virtually on Monday, September 28, 2026 at 9:00 a.m. (Eastern Time). You can attend the Annual Meeting by visiting meetnow.global/MFT9CLT, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the control number included on your Notice Regarding the Availability of Proxy Materials (the “Notice”), the proxy card or on the instructions that accompanied your proxy materials. Because the Annual Meeting is completely virtual and being conducted via the internet, stockholders will not be able to attend the meeting in person physically.

The Company anticipates that the Notice will first be mailed on or about August 14, 2026 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice. The Notice instructs you as to how you may access and review important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet or telephone, or, if you chose to request paper copies of proxy materials, the instructions for how you may submit your proxy can be found on the proxy card, or on the instructions that accompanied your proxy materials. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

For a proxy to be effective, it must be properly executed and received prior to the Annual Meeting. Each proxy properly tendered will, unless otherwise directed by the stockholder, be voted for the proposals and nominees described in this Proxy Statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners who request printed copies of these materials and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, email or personal solicitation; however, we will not pay them additional compensation for any of these services.

Shares Outstanding and Voting Rights

Only holders of record of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the close of business on August 4, 2026 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 11,617,250 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Holders of Common Stock do not have the right to cumulative voting in the election of directors. The presence, in person virtually or by proxy, of the holders of at least one-third of the total votes entitled to be cast by the holders of all outstanding shares of Common Stock on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof.

Persons who hold shares of our Common Stock directly on the Record Date (“record holders”) must vote via the internet or telephone, return a proxy card by mail or attend the Annual Meeting in person virtually in order to vote on the proposals. Persons who hold shares of our Common Stock indirectly on the Record Date through a brokerage firm, bank or other financial institution (“beneficial holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial holders may, unless prohibited by each brokerage firm’s, bank’s or other financial institution’s internal policies, either vote these shares on behalf of the beneficial holders on certain “routine” matters or return a proxy leaving these shares un-voted (a “broker non-vote”). Several large brokerage firms have recently eliminated discretionary voting even for “routine” matters, making it increasingly difficult to obtain the majority voting power of the issued and outstanding shares of Common Stock necessary to pass certain “routine” matters.

Abstentions and broker non-votes (if any) will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposals expected to be acted upon at the Annual Meeting is described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality of the votes cast, with the six nominees obtaining the most votes being elected. Because there is no minimum vote required, votes withheld and broker non-votes (if any) will be entirely excluded from the vote and will have no effect on its outcome.

Proposal No. 2 — Ratification of independent registered public accounting firm. This proposal will be approved if it receives the affirmative vote of a majority of the votes cast on the matter. As a result, abstentions and broker non-votes (if any) will be entirely excluded from the vote and will have no effect on its outcome.

Proposal No. 3 — Approval of an amendment to the 2020 Phio Pharmaceuticals Corp. Long Term Incentive Plan, as amended and restated, to increase the number of shares of common stock available for issuance thereunder by 1,500,000. This proposal will be approved if it receives the affirmative vote of a majority of the votes cast on the matter. As a result, abstentions and broker non-votes (if any) will be entirely excluded from the vote and will have no effect on its outcome.

We encourage you to vote by proxy, whether via telephone, through the internet or mailing an executed proxy card. By voting in advance of the Annual Meeting, this ensures that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the Annual Meeting. Any record holder of our Common Stock may attend the Annual Meeting in person virtually and may revoke the enclosed form of proxy at any time by:

●	executing and delivering to the Corporate Secretary a later-dated proxy;

●	delivering a written revocation to the Corporate Secretary before the meeting; or

●	voting in person virtually at the Annual Meeting.

Beneficial holders of our Common Stock who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the Annual Meeting and vote in person virtually should contact their brokerage firm, bank or other financial institution holding shares of our Common Stock on their behalf in order to obtain a “legal proxy,” which will allow them to both attend the Annual Meeting and vote in person virtually. Without a legal proxy, beneficial holders cannot vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf.

Virtually Attending the Annual Meeting

You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting meetnow.global/MFT9CLT. Because the Annual Meeting is completely virtual and being conducted via the internet, stockholders will not be able to attend the meeting in person physically. However, we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The Annual Meeting webcast will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:50 a.m. (Eastern Time), and you should allow ample time for the check-in procedures.

We expect that the virtual meeting platform will be supported across Microsoft Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748.

If you are a registered shareholder (i.e. you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 23, 2026. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed by: (i) email to legalproxy@computershare.com, with a forward of the email from your broker, or attach an image of your legal proxy; or (ii) mail to Computershare, Phio Pharmaceuticals Corp. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

You may submit questions at the Annual Meeting through any of the following methods:

Prior to the Annual Meeting, by logging on to meetnow.global/MFT9CLT using the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials or accessing the site via your email. You can then click on the “Messages” icon on the right-hand side of the page. A pop-up window will appear where you may type your question in the text box. Once done, click “Submit” to submit your question, after which a confirmation message will be displayed.

During the Annual Meeting, by accessing the meeting website above using the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials. You can then submit a live text question by clicking the “Messages” icon on the right-hand side of the page where you may type your question in the text box by typing in the “Ask a Question” box.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the number of directors shall be fixed solely by resolution adopted from time to time by a majority of the directors then in office. The total Board size is currently fixed at six directors. The current directors (whose terms expire at the Annual Meeting) are Robert J. Bitterman, Patricia A. Bradford, David H. Deming, Jonathan E. Freeman, Ph.D., Curtis A. Lockshin, Ph.D. and R. Todd Plott, M.D.

As described below, the Board has nominated Messrs. Bitterman and Deming, Drs. Freeman and Lockshin, and Ms. Bradford for reelection, and Dr. Todd Plott for election, as directors at the Annual Meeting. Former director Robert Ferrera resigned from the Board on October 31, 2025. In July 2026, the Nominating Committee recommended, and the Board approved, Dr. Plott’s appointment to the Board and as a member of the Governance Committee. Except for Dr. Plott, all nominees were most recently elected by stockholders at the 2025 Annual Meeting. Dr. R. Todd Plott M.D. was appointed to the Board of Directors on July 20, 2026.  All nominees have indicated their willingness to serve if elected. Each Director elected at the Annual Meeting will hold office until the 2027 Annual Meeting of Stockholders and until such Director’s successor is elected and qualified, unless such Director resigns or such Director’s seat become vacant due to death, removal or other cause in accordance with the Bylaws. Should any nominee become unavailable for election at the Annual Meeting, the Board may reduce its size.

Nomination of Directors

The Nominating Committee of the Board (the “Nominating Committee”) reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Nominating Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. The Nominating Committee considers many factors when making a determination to nominate a candidate for a director position on the Board, such as integrity and character, prior business experience, including experience relating to the biotechnology industry, financial literacy and the nominee’s willingness to commit substantial time to the Company. After reviewing the qualifications of potential Board candidates, the Nominating Committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the Nominating Committee, the Board nominated Messrs. Bitterman and Deming, Drs. Freeman and Lockshin, and Ms. Bradford for reelection to the Board, and Dr. Plott for election, to the Board. The Chief Executive Officer, who is also Chair of the Board, initially recommended Dr. Plott as a potential candidate to have on the Board of Directors. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting.

The Nominating Committee considers stockholder nominees using the same criteria set forth above. Stockholders who wish to present a potential nominee to the Nominating Committee for consideration for election at a future annual meeting of stockholders must provide the Nominating Committee with notice of the nomination and certain information regarding the candidate within the time periods set forth below under the caption “Stockholder Proposals.”

Directors Nominated for Election

The Nominating Committee has recommended and the Board has nominated Messrs. Bitterman and Deming, Drs. Freeman, Lockshin and Plott, and Ms. Bradford to be elected as directors at the Annual Meeting. The following table sets forth the following information for these nominees: each nominee’s name; their respective ages as of the date of filing of this Proxy Statement; the positions currently held with the Company, if any, and the year each was first appointed or elected as a director of the Company. Each nominee’s current term expires at the Annual Meeting.

Nominee / Director Name	Age	Position(s) with the Company	Year First Became a Director

Robert J. Bitterman	75	President, Chief Executive Officer and Chair of the Board of Directors	2012
Patricia A. Bradford	75	Director	2022
David H. Deming	73	Lead Independent Director	2025
Jonathan E. Freeman, Ph.D.	58	Director	2017
Curtis A. Lockshin, Ph.D.	65	Director	2013
R. Todd Plott, M.D.	64	Director	2026

Robert J. Bitterman has served as a member and the Chair of the Board since 2012 and as our President and Chief Executive Officer since February 2023. Mr. Bitterman served as the Interim Executive Chair of the Company from September 2022 to February 2023 until his appointment as President and Chief Executive Officer. Mr. Bitterman served as the President and Chief Executive Officer of Cutanea Life Sciences, Inc., a private company he founded in 2005 that focused on developing innovative technologies to treat diseases and disorders of the skin and subcutaneous tissue, until its acquisition by Biofrontera, Inc., USA in March 2019. Since leaving Cutanea, Mr. Bitterman was retired until commencing the Interim Executive Chair role with the Company in September 2022. Prior to his role at Cutanea Life Sciences, Inc., Mr. Bitterman also held the position of President and Chief Executive Officer of Isolagen, Inc., President and General Manager of Dermik Laboratories and various positions of increasing responsibility in financial and commercial capacities within Aventis S.A. Mr. Bitterman holds an A.B. degree in Economics from The College of the Holy Cross and a Master of Business Administration degree from Boston University. He also holds a Doctor of Humane Letters (Honoris Causa) from the New York College of Podiatric Medicine. Our Nominating Committee believes that Mr. Bitterman is qualified to serve as a member of the Board due to his executive leadership experience and his experience in the pharmaceutical industry.

Patricia A. Bradford  has served as a member of the Board since 2022. Ms. Bradford served as Senior Vice President Global Human Resources at Unisys Corporation, a global information technology solutions company, where her total service at Unisys spanned from 1982 until her retirement in 2014. In her role at Unisys, Ms. Bradford strategically led all global human resource programs and initiatives, including talent management, at multiple levels of the organization overseeing an HR team of 200+ in 42 countries. Ms. Bradford’s roles at Unisys progressively included all areas of human resources, including an overseas assignment at the Unisys European headquarters where she provided human resources leadership to the region. She as well participated as a member of the Unisys US Pension Investment Committee, which reviewed the investment portfolio and appropriate investment strategies quarterly. Prior to Unisys, Ms. Bradford was employed by Deloitte, an audit, consulting, tax, and advisory services firm, from 1977 to 1982. There, she was responsible for preparing cash flow reports, balance sheets and income statements as well as specializing in Expatriate tax returns. Since 2014, Ms. Bradford has maintained a consulting practice focused on individual coaching for senior executives and high potential employees recommended by management. Ms. Bradford received a B.S. degree with an emphasis in accounting and statistics from Walsh College and is a Certified Public Accountant. Our Nominating Committee believes that Ms. Bradford is qualified to serve as a member of the Board due to her executive leadership experience, global business perspective, and human capital management and financial background.

David H. Deming has served as a member of the Board since February 2025 and currently serves as our Lead Independent Director. Mr. Deming currently serves as the President and CEO of Barramundi Capital LLC (formerly Parker Street Securities), a broker-dealer for private placements of private securities, a position he has held since April 2023. Mr. Deming has also been a Senior Advisor at ID Fund Advisors LLC, a registered investment adviser, since June 2018. From April 2013 to February 2018, Mr. Deming served as Managing Partner of TAG Healthcare Advisors, where he advised healthcare companies on business and financial strategies. Mr. Deming currently serves on the board of directors of Better For You Wellness, Inc. (OTC: BFYW), where he is a member of the audit committee. Mr. Deming began his career at J.P. Morgan in 1976 and was a Managing Director in charge of the Global Healthcare Investment Banking Group from 1991 to 2003. Mr. Deming received a B.A. in Economics from Hobart College. Our Nominating Committee believes that Mr. Deming is qualified to serve as a member of the Board due to his financial background and significant industry experience.

Jonathan E. Freeman, Ph.D. has served as a member of the Board since 2017. Dr. Freeman currently serves as the Chief Business Officer of ARTBIO, a clinical-stage private biopharmaceutical company developing radio-ligand therapies for oncology, a role he has held since January 2026. Previously, Dr. Freeman was founder and COO of Anthos Therapeutics, Inc. from 2018 until its acquisition by Novartis in 2025. From 2017 to June 2018, Dr. Freeman held the position of Chief Business Officer of Vedanta Biosciences, a clinical-stage company developing therapies for immune-mediated diseases. Prior to his role with Vedanta Biosciences, Dr. Freeman was the Senior Vice President of Strategy and Portfolio Management and Head of Business Development and Licensing at Merck KGaA, a leading science and technology company, from 2008 to 2016. Dr. Freeman received a Ph.D. in Molecular Pharmacology and Drug Metabolism from the Imperial Cancer Research Fund (now CRUK), an M.A. and First Class Honours in Biochemistry from Cambridge University and a MBA with a finance major from Webster University, St. Louis. Our Nominating Committee believes that Dr. Freeman is qualified to serve as a member of the Board due to his executive leadership experience and his background in immunology.

Curtis A. Lockshin, Ph.D. has served as a member of the Board since 2013. Dr. Lockshin is currently an independent consultant. Previously, Dr. Lockshin served as the Chief Scientific Officer of Xenetic Biosciences, Inc., a public biopharmaceutical company focused on the development of novel oncology therapeutics, from January 2017 to May 2024. Prior to this appointment, Dr. Lockshin served as Xenetic Biosciences, Inc.’s Vice President of Research and Operations from March 2014 to January 2017. From July 2016 to December 2016, Dr. Lockshin served as Chief Technical Officer of VBI Vaccines, Inc., a company developing vaccines in infectious disease and immuno-oncology. In July 2016, VBI Vaccines, Inc. had merged with SciVac Therapeutics, Inc. and its subsidiary SciVac, Ltd., a commercial-stage biologics and vaccine company, where Dr. Lockshin had served as Chief Executive Officer and director since September 2014. Since 2004, Dr. Lockshin has served as a Director of the Ruth K. Broad Biomedical Research Foundation, a Duke University Support Corporation. Since May 2013, Dr. Lockshin has also served as President and Chief Executive Officer of Guardum Pharmaceuticals, LLC, a private pharmaceutical company. Dr. Lockshin holds a S.B. degree in Life Sciences and a Ph.D. in Biological Chemistry from the Massachusetts Institute of Technology. Our Nominating Committee believes that Dr. Lockshin is qualified to serve as a member of the Board due to his executive leadership experience and his background in immuno-oncology.

R. Todd Plott, M.D. has served as a member of the Board since 2026. Dr. Plott currently serves as Chief Medical Officer and a member of the Board of Directors of Epiphany Dermatology, roles he has held since 2017. Prior to Epiphany Dermatology, Dr. Plott operated his own private practice from 2011 until joining Epiphany Dermatology in 2017. From 2016 to 2021, Dr. Plott served on the FDA’s Dermatologic and Ophthalmic Drug Advisory committee. Dr. Plott was a research dermatologist and spent 16 years developing several of the prescription drugs most widely prescribed by dermatologists.  Dr. Plott’s most notable invention is Solodyn®, which helps treat moderate to severe acne. He was awarded 8 patents for his invention of Solodyn. Dr. Plott also helped develop Ziana Gel, Noritate cream, Carac cream, Lotrisone lotion, Vanos cream, Loprox Shampoo, and many other skin treatments. Throughout his years working in the pharmaceutical industry, Dr. Plott monitored tens of thousands of patients and hundreds of clinical trials. Dr. Plott received a Doctor of Medicine from the University of Texas. Our Nominating Committee believes that Dr. Plott is qualified to serve as a member of the Board due to his background in immunodermatology.

Vote Required

The six nominees who receive the greatest number of affirmative votes of the shares cast will be elected as directors. Any shares that are not voted, whether by votes withheld, broker non-votes (if any) or otherwise, will not affect the election of directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of the nominees named in this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES IDENTIFIED ABOVE.

CORPORATE GOVERNANCE

Code of Ethics and Conduct

We have adopted a Code of Ethics and Conduct (the “Code of Conduct”) that applies to all employees, officers and directors. Our Code of Conduct, as well as other corporate governance materials, is located on our website at www.phiopharma.com. Waivers of our Code and Conduct may only be granted by the Board. We intend to disclose on our website any amendments to, or waivers from, the Code of Conduct that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K within four business days following the date of such amendment or waiver.

Insider Trading Arrangements and Policies

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and designated contractors, as well as by Phio Pharmaceuticals Corp. itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Director Independence

We believe that the Company benefits from having a strong and independent Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under the applicable Securities and Exchange Commission (the “SEC”) rules and Nasdaq listing standards. The Board also considers each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors are independent, other than our President and Chief Executive Officer and Chair of the Board, Mr. Bitterman.

In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of our Audit, Compensation, Governance and Nominating Committees of the Board be independent and that members of our Audit Committee of the Board (the “Audit Committee”) also satisfy independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee, Compensation Committee, Governance Committee, and Nominating Committee are independent under the applicable Nasdaq listing standards and the Exchange Act.

Board Leadership Structure

The Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chair of the Board and Chief Executive Officer, as from time to time it may be in our best interests to either combine or separate the roles, and as such does not have a strict policy regarding the separation of the offices of Chair of the Board and Chief Executive Officer. In September 2022, the Board appointed our Chair of the Board, Mr. Bitterman, to the position of Interim Executive Chair of the Board and, in February 2023, appointed Mr. Bitterman to the position of President and Chief Executive Officer. All other Board members are independent. The Board has determined that selecting our Chief Executive Officer to serve as Chair of the Board is the most effective leadership model for the Company at this time. Having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. Given the importance of the Company’s clinical programs to its strategy, the Board believes that Mr. Bitterman is best positioned with in-depth knowledge to provide the Board with the information and leadership needed for strategic planning for the Company. The Board believes that appointing a Lead Independent Director strengthens Board governance, as our Lead Independent Director serves as the principal liaison between the Chair and the independent directors. Our Lead Independent Director also presides at all meetings of the Board at which the Chair is not in attendance, including the executive sessions of independent directors. Mr. Deming was appointed lead independent director on October 31, 2025.

At executive sessions of our independent directors, these directors speak candidly on any matter of interest. The independent directors meet separately in executive session on at least an annual basis to discuss matters relating to the Company and the Board, without members of the management team present. We believe this structure provides consistent and effective oversight of our management and the Company at this time. The Board met in executive session one time in 2025.

Role in Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The Board also delegates oversight to Board committees to oversee selected elements of risk.

Related Party Transactions

In addition to the Code of Conduct, which serves as the primary guide to avoiding circumstances that may create a conflict, or the appearance of a conflict, between the personal interests of related persons and the interests of the Company, the Board has adopted a written policy with respect to the review, approval or disapproval and/or ratification of related party transactions. Under the policy, the Audit Committee is responsible for reviewing and approving or disapproving related party transactions. During the review and approval of related party transactions, the Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, the policy requires the Audit Committee to consider, among other factors:

●	whether the terms of the related party transaction (taken together) are fair to the Company and on the same basis that would apply if the transaction did not involve a related person;
●	whether there are business reasons for the Company to enter into the related party transaction;
●

whether the related party transaction would impair the independence of a non-employee director, as applicable (including, if applicable, with respect to the director’s capacity as a committee member); and

●

whether the related party transaction would present an improper conflict of interest (or result in an inappropriate appearance of conflict of interest) for any director or executive officer, taking into account the size of the transaction or transactions, the overall financial position of the director, executive officer or other related person, the direct or indirect nature of the interest in the transaction or transactions of the director, executive officer or other related person, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, the Company’s best interests and those of its stockholders, as the Audit Committee determines in good faith. In addition, under the Code of Conduct, the Company’s employees, directors and director nominees have an affirmative responsibility to disclose any personal or business activity that may raise conflict of interest concerns.

During the past two fiscal years, there has not been, nor is there currently proposed, any transaction or series of related transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent of the average of Company’s total assets at year-end for the last two completed fiscal years, and in which the other parties included or will include any of our directors, executive officers, holders of 5% or more of our voting securities, or any member of the immediate family of any of the foregoing persons, other than compensation arrangements with directors and executive officers, which are described where required in “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification and advancement of expenses is available.

Prohibition Against Pledging or Hedging

Consistent with our Insider Trading Policy, we prohibit our employees, officers and directors from pledging our Common Stock or other securities and engaging in hedging transactions with respect to our securities. Our policies specifically prohibit our executive officers and non-employee directors from holding our securities in any margin account for investment purposes or otherwise using our securities as collateral for a loan. Our policy also prohibits transactions in publicly traded options of our securities, such as puts, calls, and other derivative securities, and engaging in short sales of our stock and other similar transactions that could be used to hedge or offset any decrease in the value of our securities.

Incentive Compensation Recovery Policy

The Board has adopted an Incentive Compensation Recovery Policy as required by Rule 10D-1 under the Exchange Act and the corresponding Nasdaq listing standards. Under the Incentive Compensation Recovery Policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive-based compensation from our current and former executive officers. In the event of such an accounting restatement, we will be required to recover the amount of incentive compensation received by a covered executive that exceeds the amount that otherwise would have been received if that incentive compensation had been determined based on the restated amounts, without regard to any taxes paid. A copy of the Incentive Compensation Recovery Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Stockholder Communications with Directors

Any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions in writing to the Chair of the Board, or any individual director by name, at Phio Pharmaceuticals Corp., 411 Swedeland Road, Suite 23-1080, King of Prussia, PA 19406. Upon receipt of any such communications, the correspondence will be reviewed and directed to the appropriate person, including individual directors.

BOARD MEETINGS AND COMMITTEES

During fiscal year 2025, the Board met eight times. All directors attended at least 75% of the aggregate meetings of the Board and of the committees of which such director was a member during our last fiscal year. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Governance Committee, and a Nominating Committee. All members of the Audit, Compensation, Governance, and Nominating Committees are non-employee directors who are deemed independent.

The Company does not have a formal policy regarding attendance of directors at our annual meeting of stockholders. Three of our directors were present, via teleconference, at our 2025 Annual Meeting of Stockholders.

Board Committees

Audit Committee. As of the Record Date, the Audit Committee was comprised of Mr. Deming (Chair), Ms. Bradford and Dr. Freeman. The Audit Committee selects and appoints the Company’s independent registered public accounting firm, reviews and oversees the process for monitoring auditor independence, discusses and reviews independent registered public accounting firm reports and management letters, and oversees and evaluates the performance of the independent registered public accounting firm. The Audit Committee also pre-approves audit, review and non-audit services provided by our independent registered public accounting firm. The Audit Committee oversees and reviews the integrity of our accounting and financial reporting policies, internal control systems and the Company’s interim and annual financial statements. In January 2026, the Audit Committee Charter was amended to authorize the Audit Committee to approve the filing of the Company’s Quarterly Reports on Form 10-Q. In addition, the Audit Committee reviews our compliance with legal and regulatory requirements, reviews related party transactions, investigates any matters pertaining to integrity of management, reviews financial reporting and accounting standards, reviews the adequacy of our internal controls, meets with officers as necessary, and performs other duties as specified in the Audit Committee Charter. All members of the Audit Committee satisfy the current independence and experience requirements of Rule 10A-3 of the Exchange Act and the current Nasdaq independence standards, and the Board has determined that Mr. Deming is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. The Audit Committee met five times in fiscal year 2025.

Compensation Committee. As of the Record Date, the Compensation Committee of the Board (the “Compensation Committee”) was comprised of Ms. Bradford (Chair), Mr. Deming and Dr. Lockshin. The Compensation Committee determines compensation levels for the Company’s executive officers and directors, oversees administration of the Company’s equity compensation plans and performs other duties regarding compensation for employees and consultants as the Compensation Committee may delegate from time to time. The Compensation Committee has authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. To the extent permitted by applicable law and the provisions of an equity-based plan, the Compensation Committee may also delegate to one or more executive officers of the Company the power to grant options or other stock awards, pursuant to such equity-based plan, to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the corporate and individual performance goals and objectives relevant to executive compensation and executives’ performance in light of such goals and objectives and recommends other executives’ compensation levels to the Compensation Committee based on such evaluations. The Compensation Committee considers these recommendations and then makes an independent decision regarding officer compensation levels and awards.

During the year 2025, the Compensation Committee engaged Converje, LLC ("Converje"), an independent compensation consulting firm, to assist the Committee in reviewing and evaluating the Company's executive and director compensation programs.  Converje provided market benchmarking analyses, reviewed the Company's cash and equity compensation practices and made recommendations regarding executive and director compensation.  The Compensation Committee considered Converje's analyses and recommendations in carrying out its oversight responsibilities and making compensation-related decisions.  During fiscal year 2025, Converje worked directly with the Compensation Committee (and not on behalf of management) to assist the Committee in fulfilling its responsibilities and did not undertake any projects for management. The Compensation Committee determined that none of the work performed by Converje during the fiscal year 2025 raised any conflict of interest.

All members of the Compensation Committee satisfy the current Nasdaq independence standards, and each member of the Committee qualifies as an “outside director” under Rule 16b-3 of the Exchange Act, respectively. The Compensation Committee met five times in fiscal year 2025.

Nominating Committee. As of the Record Date, the Nominating Committee is comprised of Dr. Freeman (Chair), Ms. Bradford and Dr. Lockshin. The Nominating Committee reviews potential director nominees and recommends nominees to the Board. All members of the Nominating Committee satisfy the current Nasdaq independence standards. The Nominating Committee met three times in fiscal year 2025.

Governance Committee. As of the Record Date, the Governance Committee is comprised of Drs. Lockshin (Chair), Freeman and Plott. The Governance Committee, among other things, oversees the Company’s corporate governance principles and develops and implements policies and processes regarding corporate governance matters. All members of the Governance Committee satisfy the current Nasdaq independence standards. The Governance Committee met once in fiscal year 2025.

A copy of the Company’s Audit, Compensation, Governance, and Nominating Committee charters are available on the Company’s website at www.phiopharma.com.

DIRECTOR COMPENSATION

We compensate our non-employee directors for their service as a member of our Board. Each non-employee director is entitled to receive an annual cash retainer. In addition, the non-employee director chairs (and members, beginning April 1, 2025) of each of our committees are entitled to receive an additional annual cash retainer, and the Lead Independent Director, if any, is entitled to receive an additional annual cash retainer. Each non-employee director is also entitled to receive an annual grant of RSUs as determined by the Board, which vest in full on the one-year anniversary of the respective date of grant.

The annual retainer amounts set forth below were in effect for fiscal year 2025 until April 1, 2025:

●	Board Service Retainer (for all non-employee directors): $35,000
●	Audit Committee Chair Retainer: $15,000
●	Compensation Committee, Governance Committee and Nominating Committee Chair Retainer: $7,500 (per Chair)
●	Lead Independent Director Retainer: $12,500

The Compensation Committee and the Board reassess the appropriate levels of cash and equity compensation for non-employee directors on an annual basis. In 2025, the Compensation Committee and the Board reassessed the non-employee director compensation, and the annual retainer amounts set forth below were in effect starting April 1, 2025:

●	Board Service Retainer (for all non-employee directors): $45,000
●	Audit Committee Chair Retainer: $17,500
●	Compensation Committee Chair Retainer: $11,250
●	Governance Committee and Nominating Committee Chair Retainer: $5,000 (per Chair)
●	Committee Members (non-Chairs): $2,500 per Committee
●	Lead Independent Director (if any) Retainer: $13,500

Non-employee directors are also reimbursed for their travel and reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and in attending continuing education seminars, to the extent that attendance is required by the Board or the committee(s) on which that director serves.

Non-Employee Director Compensation Table

The following table shows the compensation to the Company’s non-employee directors in fiscal year 2025. We compensate our non-employee directors for their service as a member of our Board. Compensation paid to Robert J. Bitterman, the Company's President, Chief Executive Officer and Chair of the Board, is set forth below in the Summary Compensation Table due to Mr. Bitterman’s status as an NEO of the Company. As noted above, Dr. Plott did not join the Board until July 2026; accordingly, he is not included in the table below as this table relates to fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other ($)(2)	Total ($)
Patricia A. Bradford	56,875	43,616	-	100,491
David H. Deming (3)	27,586	32,480	-	60,066
Robert L. Ferrara (4)	-	-	67,211	67,211
Jonathan E. Freeman, Ph.D.	55,000	34,104	-	89,104
Curtis A. Lockshin, Ph.D.	48,750	37,584	-	86,334

(1)	The amounts shown reflect the grant date fair value of RSUs computed in accordance with the FASB ASC Topic 718, “Compensation — Stock Compensation”.
(2)	The $67,211 reflected for Mr. Ferrara reflects a lump-sum payment made to Mr. Ferrara in connection with his resignation on October 31, 2025.
(3)	Mr. Deming was appointed to the Board on February 19, 2025.
(4)

Mr. Ferrara resigned from our Board on October 31, 2025. He received an award of 23,000 RSUs on September 11, 2025 that were scheduled to vest in full on the first anniversary of the grant date; these RSUs were subsequently forfeited in connection with his resignation.

As of December 31, 2025, the aggregate number of shares underlying RSUs by our non-employee directors was as follows: Patricia A. Bradford - 18,800 shares, David C. Deming - 14,000 shares, Jonathan E. Freeman, Ph.D. - 14,700 shares, and Curtis A. Lockshin, Ph.D. - 16,200 shares. Mr. Bitterman’s outstanding equity awards are also included in the Outstanding Equity Awards at Fiscal Year-End table below due to his status as an NEO during the fiscal year ended December 31, 2025.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The following describes the compensation earned by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers” or NEOs. Our NEOs with respect to the fiscal year that ended on December 31, 2025 are Robert J. Bitterman, Lisa C. Carson and Robert M. Infarinato.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus	Stock awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)(2)	Total ($)
Robert J. Bitterman (3)	2025	419,054	-	580,000	158,400	1,978	1,159,432
President and Chief Executive Officer	2024	342,615	-	43,245	-	1,159	387,019

Lisa C. Carson (4)
Chief Financial Officer	2025	188,081	25,000	109,040	50,198	697	373,015

Robert M. Infarinato (5)
Former Vice President and Chief Financial Officer	2025	126,113	40,000	-	-	60,575	226,688
	2024	75,462	-	29,330	-	414	105,206

(1)

The amounts shown, consisting of entirely restricted stock units (“RSUs”), reflect the grant date fair value of RSUs computed in accordance with the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” for the indicated year.

(2)	Represents amounts for the dollar value of life insurance premiums paid. For 2025, "All other compensation" for Mr. Infarinato includes a severance payment of $60,000.
(3)

Mr. Bitterman has served as a member of the Company’s Board of Directors since 2012 and served as the Company’s Interim Executive Chair from September 2022 to February 2023 and was appointed as our President and Chief Executive Officer in February 2023. Upon his appointment to Interim Executive Chair, Mr. Bitterman ceased receiving compensation in connection with his position as a director of the Company, including as Chair of the Board. Effective as of October 16, 2023, Mr. Bitterman voluntarily reduced his base salary by $100,000 which was restored to $440,000 in April 2025.

(4)	Ms. Carson has served as our Vice President, Finance and Administration since May 12, 2025 and was appointed Chief Financial Officer in February 2026. In connection with her appointment as VP, Finance and Administration, Ms. Carson also received a one-time sign-on stipend of $25,000.
(5)

Mr. Infarinato was appointed Vice President and Chief Financial Officer effective August 1, 2024 and separated from the Company on July 31, 2025. The amount shown in the Bonus column for 2025 represents a one-time lump-sum cash payment made to Mr. Infarinato pursuant to his Separation Agreement and General Release of Claims entered into with the Company, effective July 31, 2025 (the “Severance Agreement”). See “Employment and Change of Control Agreements – Robert M. Infarinato” below for more information.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards as of December 31, 2025 for our NEOs:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)
Robert J. Bitterman (2)	2/10/2016	1	-	$0.285	2/10/2026	-	-
	2/1/2017	1	-	$0.629	2/1/2027	-	-
	9/11/2025	-	-	-	-	250,000	262,500

Lisa C. Carson (3)	9/11/2025	-	-	-	-	47,000	49,350

(1)	Value is based on the closing price of $1.05 of Common Stock on December 31, 2025.
(2)

The equity awards granted to Mr. Bitterman on February 10, 2016, and February 1, 2017 vested in one installment on the first anniversary of the grant date. The equity award granted to Mr. Bitterman on September 11, 2025 will vest in full on the first anniversary of the grant date.

(3)	The equity award granted to Ms. Carson on September 11, 2025 will vest in full on the first anniversary of the grant date.

Base Salary

When reviewing and approving our executive compensation arrangements, including the base salaries paid to our executive officers, the Compensation Committee considers a number of factors, including, but not limited to: the performance of the executive officer to the Company’s overall performance, the performance of the executive officer against the Company’s corporate objectives, the executive officer’s skills, experience and qualifications in such executive officer’s role, review of compensation surveys of base salaries paid by comparable organizations and market compensation data. These factors provide the framework for decisions regarding the base salary compensation for each executive officer. No single factor is determinative in setting base salary levels, nor was the impact of any factor on the determination of pay levels quantifiable.

Incentive Compensation

Annual Incentive Bonus

(Non-Equity Incentive Plan Compensation)

Annual bonuses are based on the achievement of corporate goals typically comprised of a mix of clinical development, financial, business development, and investor relations related performance objectives. The corporate goals are approved by the Board on an annual basis at the start of each year. Annual bonuses for all employees, including executive officers, take into account the achievement of specified business objectives. The Compensation Committee reviews our achievements against these corporate goals and their assessment of the goals and recommendations regarding funding are presented to our full Board for approval. The Compensation Committee retains full discretion to evaluate overall performance under the annual incentive program and may adjust bonus payouts based on factors it deems appropriate. The 2025 year-end bonuses were paid in February 2026 and are included in the 2025 “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table above for Mr. Bitterman and Ms. Carson. The 2025 bonus payment was based on achievement of formal corporate objectives.

Equity Incentive

We maintain our 2020 Long Term Incentive Plan, as amended and restated (the “2020 Plan”) pursuant to which we currently grant RSU awards to eligible participants. Grants of RSUs under this plan to our NEOs are disclosed in the Summary Compensation and Outstanding Equity Awards at Fiscal Year-End tables above. In September 2025, Mr. Bitterman and Ms. Carson were each granted an award of RSUs subject to time-based vesting conditions. Mr. Bitterman received 250,000 RSUs, and Ms. Carson received 47,000 RSUs. The RSUs are scheduled to vest in full on the first anniversary of their grant date.

The Compensation Committee last granted a stock option in October 2023. We have no program, practice or plan to grant stock options in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation, and we have no plan to do so. These considerations are not applicable to RSUs or other types of equity awards that do not include an exercise price related to the market price of our stock on the date of grant.

Employment and Change of Control Agreements

The following provides descriptions of the employment agreements that are currently in effect for our NEOs.

Robert J. Bitterman

Mr. Bitterman was appointed President and Chief Executive Officer and entered into an employment agreement, dated February 20, 2023, (the Employment Agreement"), pursuant to which he is entitled to an initial annual base salary of $440,000 and is eligible to receive an annual bonus of up to 40% of his annual base salary, based on the achievement of certain performance goals established annually by the Board.  In connection with his appointment, the Company granted Mr. Bitterman RSUs settleable for 11,000 shares of Common Stock under the Company’s 2020 Plan. The RSUs vested in full on the first anniversary of the date of grant. Effective as of October 16, 2023, Mr. Bitterman voluntarily reduced his base salary by $100,000 and his base salary was restored to $440,000 in April 2025.

On February 17, 2026, the Company and Mr. Bitterman entered into an amendment to his employment agreement that increased his target annual bonus opportunity from 40% to 50% of his annual base salary and increased his severance in the event of a termination by the Company without “cause” or by Mr. Bitterman for “good reason” (each as defined in the Employment Agreement) from three to twelve months of base salary. All other terms of his employment agreement, as amended, remain unchanged.

Under his employment agreement, if Mr. Bitterman’s employment is terminated by the Company due to death or disability, the Company shall pay to Mr. Bitterman or to his estate, as applicable, any earned, but unpaid, base salary and any amounts owed to Mr. Bitterman for reimbursement of expenses properly incurred which are reimbursable, in each case as earned or incurred, as applicable through the date of termination (the “Accrued Benefits”), as well as pay any accrued but unpaid bonus then due to Mr. Bitterman and all equity awards that have been granted will immediately vest on a pro-rata basis. If Mr. Bitterman’s employment is terminated by the Board for cause or by Mr. Bitterman without good reason, the Company shall pay to Mr. Bitterman the Accrued Benefits through the date of termination. If Mr. Bitterman’s employment is terminated by Mr. Bitterman for good reason or by the Company other than as a result of death or disability and other than for cause, then the Company shall pay to Mr. Bitterman the Accrued Benefits through the date of termination, continue to pay Mr. Bitterman his base salary for twelve months from the date of separation, pay any accrued but unpaid bonus and if, and only if, such termination occurs within one year of a change in control all equity awards that have been granted but are not exercisable at the time of such termination shall immediately become exercisable in full.

Mr. Bitterman is eligible to participate in the Company’s 2020 Plan and other benefits available to the Company’s executive officers.

Lisa C. Carson

Ms. Carson was appointed Chief Financial Officer on February 1, 2026. Ms. Carson was previously appointed Vice President Finance and Administration and entered into an offer letter and employment agreement, effective May 12, 2025, pursuant to which she was entitled to an initial annual base salary of $290,000 and was eligible to receive an annual bonus of up to 30% of her annual base salary, based on the achievement of certain performance goals established annually by the Board. Upon her appointment as Chief Financial Officer, her annual base salary was increased to $325,000 and she is now eligible to receive an annual bonus of up to 35% of her annual based salary, based on the achievement of certain performance goals established annually by the Board. In connection with her appointment as Vice President Finance and Administration, the Company granted Ms. Carson RSUs settleable for 47,000 shares of Common Stock under the 2020 Plan. The RSUs vest in full on the first anniversary of the grant date, subject to Ms. Carson's continuous service with us through such vesting date.

Ms. Carson’s employment is at-will, which means that we or Ms. Carson may terminate her employment with us at any time, with or without notice or cause.

Ms. Carson is eligible to participate in the Company’s 2020 Plan and other benefits available to the Company’s executive officers.

Robert M. Infarinato

Mr. Infarinato was appointed Vice President and Chief Financial Officer and entered into an offer letter and employment agreement, effective August 1, 2024, pursuant to which he was entitled to an initial annual base salary of $180,000 and was eligible to receive an annual bonus of up to 30% of his annual base salary, based on the achievement of certain performance goals established annually by the Board. In connection with his appointment, the Company granted Mr. Infarinato RSUs settleable for 8,000 shares of Common Stock under the 2020 Plan. The RSUs were scheduled to vest in one annual installment, commencing on the first anniversary of the grant date, subject to Mr. Infarinato’s continuous service with us through the vesting date.

Effective July 31, 2025, the Company and Mr. Infarinato entered into the Severance Agreement, which provided for a severance payment equal to 12 weeks of base salary (equal to $60,000), a lump‑sum payment of $40,000, and continued vesting of 11,000 RSUs in accordance with their vesting terms, in exchange for a release of claims against the Company and its affiliates and the re-affirmation of certain confidentiality, non-solicitation and post-departure cooperation covenants on the part of Mr. Infarinato.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the SEC-defined Compensation Actually Paid (“CAP”) to our NEOs and certain of our financial performance metrics during the fiscal years listed below. The SEC-defined CAP data set forth in the table below does not necessarily reflect amounts actually paid, earned or received by our NEOs, and the metrics are not those that the Compensation Committee uses when setting executive compensation.

The following table sets forth additional compensation information of our principal executive officer (“PEO”) along with total shareholder return and net income for our 2025, 2024 and 2023 fiscal years. The Company appointed Lisa C. Carson as Vice President Finance and Administration in May 2025 and subsequently appointed her as Chief Financial Officer in February 2026. Ms. Carson is considered a non-PEO NEO for fiscal year 2025. The Company appointed Robert M. Infarinato as Chief Financial Officer in August of 2024, and Mr. Infarinato is considered a non-PEO NEO for fiscal years 2025 and 2024. The Company did not have any non-PEO NEOs for the 2023 fiscal year.

Year	Summary Compensation Table Total for PEO (1)	CAP to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (4)	Net Income (Loss) (Thousands)
2025	$1,159,432	$885,952	$599,704	$564,494	$19.33	$(8,698)
2024	$387,019	$384,546	$105,206	$106,566	$23.25	$(7,150)
2023	$437,892	$379,393	—	—	$6.33	$(10,826)

(1)	Mr. Bitterman, served as the Company’s Interim Executive Chair from September 2022 to February 2023 and was appointed as our President and Chief Executive Officer in February 2023.

(2)	CAP reflects the following exclusions and inclusions for the PEO in the table above:

Year	Summary Compensation Table Total	Minus: Grant Date Fair Value of Stock Awards and Option Awards from Summary Compensation Table	Plus: Year-end Fair Value of Unvested Equity Awards Granted During Year	Plus: Year-Over-Year Difference of Year-End Fair Value of Unvested Awards Granted in Prior Years	Plus: Fair Value at Vest Date for Awards Granted and Vested During Year	Plus: Year-Over-Year Difference of Year-End Fair Value of Prior Years’ Awards Vested During Year	Minus: Fair Value at Prior Year-end for Prior Years’ Awards that Fail to Meet Vesting Conditions During Year	Compensation Actually Paid
2025	$1,159,432	$(580,000)	$262,500	—	$35,960	$8,060	—	$885,952
2024	$387,019	$(43,245)	$43,245	—	—	$(2,473)	—	$384,546
2023	$437,892	$(57,640)	$8,360	—	—	$(9,219)	—	$379,393

(3)	Average CAP reflects the following average exclusions and inclusions for the Non-PEO NEOs in the table above:

Year	Summary Compensation Table Total	Minus: Grant Date Fair Value of Stock Awards and Option Awards from Summary Compensation Table	Plus: Year-end Fair Value of Unvested Equity Awards Granted During Year	Plus: Year-Over-Year Difference of Year-End Fair Value of Unvested Awards Granted in Prior Years	Plus: Fair Value at Vest Date for Awards Granted and Vested During Year	Plus: Year-Over-Year Difference of Year-End Fair Value of Prior Years’ Awards Vested During Year	Minus: Fair Value at Prior Year-end for Prior Years’ Awards that Fail to Meet Vesting Conditions During Year	Compensation Actually Paid
2025	$599,704	$(109,040)	$49,350	—	$24,480	—	—	$564,494
2024	$105,206	$(29,330)	$30,690	—	—	—	—	$106,566
2023	—	—	—	—	—	—	—	—

(4)

Total shareholder return as calculated based on a fixed investment of $100 measured from the market close on December 31, 2023 through and including the end of the fiscal year for each year reported in the table.

Relationship Between Pay and Performance

The following charts shown below illustrate the relationship of compensation actually paid to our PEO and, for 2023, 2024 and 2025, average compensation actually paid to our Non-PEO NEOs, as set forth in the table above, as compared to: our (1) total shareholder return and (2) net income (loss).

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that we submit the selection of Grant Thornton, LLP for ratification by our stockholders at the Annual Meeting. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate stockholder questions.

The Company is not required to submit the selection of our independent registered public accounting firm for stockholder approval. However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of Grant Thornton. Even if the selection is ratified, our Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

Change of Independent Registered Public Accounting Firm

As described in our Current Report on Form 8-K filed with the SEC on April 22, 2025, as a result of the Audit Committee’s competitive process to determine our independent registered public accounting firm, the Audit Committee approved the dismissal of BDO USA, P.C. ("BDO") as our independent registered public accounting firm, effective immediately on April 17, 2025. Also on April 17, 2025, the Audit Committee approved the engagement of Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately. The Board ratified the Audit Committee’s dismissal of BDO and the Audit Committee’s engagement of Grant Thornton.

The reports of BDO on our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for the fiscal years ended December 31, 2024 and 2023 included an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 17, 2025, there were no (i) disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports on our financial statements for such periods, or (ii) reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

We requested that BDO furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the letter dated April 21, 2025 was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 22, 2025.

During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through April 17, 2025, neither we nor anyone on our behalf consulted Grant Thornton regarding any of the matters referred to in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and permissible non-audit services provided by our independent registered public accounting firm must be approved in advance by our Audit Committee to ensure that such services do not impair the independent registered public accounting firm’s independence from us. Accordingly, the Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the independent registered public accounting firm’s independence. Additional information concerning the Audit Committee and its activities can be found in the “Board Committees” section of this Proxy Statement.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Grant Thornton, our independent registered public accounting firm for 2025, for professional services rendered for the fiscal years ended December 31, 2025.  All fees incurred in fiscal year 2024 were for services rendered solely by BDO. All fees were approved in accordance with the pre-approval policies and procedures described above.

	2025	2024
Audit Fees	$282,428	$440,150
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total All Fees:	$282,428	$440,150

Audit Fees consist of fees for the audit of our consolidated financial statements included in our annual reports on Form 10-K, the review of our consolidated financial statements included in our quarterly reports on Form 10-Q and other statutory and regulatory filings, including auditor consents.

Audit-Related Fees consist of fees billed for assurance and related services that are also performed by our independent registered public accounting firm.

Tax Fees consist of services rendered for tax compliance, tax advice and tax planning.

All Other Fees consist of the aggregate fees billed for products and services provided and not otherwise included in Audit Fees, Audit-Related Fees or Tax Fees.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board in managing relations with the Company’s independent registered public accounting firm and evaluating auditor performance. The Audit Committee functions are not intended to duplicate or to certify the activities of management. The Audit Committee serves as a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles and generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and disclosures included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Audit Committee also reviewed with the Company’s independent registered public accounting firm their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company, including the matters required by the applicable rules of the PCAOB.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

David H. Deming

Patricia A. Bradford

Jonathan E. Freeman, Ph.D.

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such report by reference therein.

Recommendation

The Board recommends a vote “FOR” the ratification of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Proxies will be so voted unless stockholders specify otherwise in their proxies.

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes (if any) will be entirely excluded from the vote and will have no effect on its outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE 2020 PHIO PHARMACEUTICALS CORP.

LONG TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 1,500,000

At the Annual Meeting, our shareholders will be called upon to consider and, if deemed advisable, approve the amendment to our 2020 Plan which will increase the number of shares of Common Stock authorized and available for issuance under the 2020 Plan by 1,500,000 shares to a total of 2,452,017 shares. No other changes to the 2020 Plan are proposed. A copy of the Amendment is attached to this Proxy Statement as Annex A.

The Amendment was adopted by our Board on February 5, 2026, subject to shareholder approval at the Annual Meeting. Currently, the 2020 Plan provides that the maximum number of shares of Common Stock available for issuance thereunder is 952,017 shares. If our shareholders do not approve the Amendment, the 2020 Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2020 Plan.

Background

The purpose of the 2020 Plan is to advance the interests of the Company by giving stock-based incentives to the employees, officers, directors and other key persons of the Company who are in a position to make a significant contribution to the success of the Company. The 2020 Plan was originally adopted by the Board in August 2020 and by our stockholders in October 2020 as a successor to the 2012 Phio Pharmaceuticals Corp. Long Term Incentive Plan (the “2012 Plan”), which expired on January 23, 2022. Upon adoption of the 2020 Plan by our stockholders, no further awards were made under the 2012 Plan and shares that remained available for grant under the 2012 Plan and shares that were subject to outstanding awards under the 2012 Plan were included in the authorized shares available for grant under the 2020 Plan.

As of the Record Date, there were 792,200 shares of Common Stock subject to outstanding RSUs, 1,115 shares of Common Stock subject to outstanding stock options and 158,702 shares of Common Stock that remained available for issuance under the 2020 Plan. In order to continue to provide employees, officers, directors and other key persons with stock-based incentives, the Board has authorized an amendment of the 2020 Plan, subject to stockholder approval.

The amendment will increase the number of shares of Common Stock reserved for issuance under the 2020 Plan by 1,500,000 shares to a total of 2,452,017 shares, which represents approximately 21.1% of the total outstanding shares of our Common Stock as of the Record Date. Based on projected utilization rates, the Board currently intends that the additional 1,500,000 shares under the 2020 Plan will be sufficient to fund the Company’s equity compensation needs for approximately two years. There are no other proposed changes to the 2020 Plan.

While approving the share increase under the 2020 Plan, the Board considered, among other things, the following:

●	Potential dilution to its current stockholders as measured by burn rate and overhang (as described in “Key Data” below);

●	The recommendations of stockholder advisory firms like Institutional Shareholder Services and Glass Lewis;

●	Market standards and peer group companies;

●	100% employee participation in the 2020 Plan; and

●	The continued importance of motivating, recruiting and retaining key employees.

Key Data

When approving the share increase under the 2020 Plan, the Board considered the burn rate with respect to the equity awards granted by the Company, as well as the Company’s overhang. The burn rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average Common Stock outstanding during the year. The Company’s three-year average burn rate as of the Record Date was approximately 6.6%.

Overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans, divided by the sum of the total Common Stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under the Company’s equity plans. The Company’s overhang as of the Record Date was 7.6%. If the share increase under the 2020 Plan is approved, the Company’s overhang would increase to 17.4%.

The following table sets forth information regarding outstanding equity awards and shares available for future equity awards under the 2020 Plan as of the Record Date (without giving effect to approval of the share increase under the 2020 Plan):

Total shares underlying outstanding stock options	1,115
Weighted average exercise price of outstanding stock options	$108.24
Weighted average remaining contractual life of outstanding stock options (in years)	7.19
Total shares underlying outstanding unvested RSUs	792,200
Total shares remaining available for issuance	158,702
Total shares of Common Stock outstanding	11,617,250

Promotion of Good Corporate Governance Practices

The 2020 Plan provides for the following governance features:

●

Awards subject to exercise, including stock options and stock appreciation rights, may not have a term in excess of ten years and may not be granted at a discount to the fair market value of our Common Stock on the grant date;

●	Award may not be repriced without stockholder approval;
●

Awards under the 2020 Plan, including any shares subject to an award, may be subject to any recovery, recoupment, claw back and/or other forfeiture policy maintained by the Company now or in the future;

●

Awards will be subject to a minimum vesting period of one year after the grant date with respect to 95% of the shares reserved for issuance under the 2020 Plan. This minimum vesting requirement will not apply to the other 5% of the share pool. Exceptions to this minimum vesting provision will apply in the case of awards that accelerate and vest on a change of control, death or disability or awards made to non-employee directors that vest at the next annual shareholder meeting, provided that annual meetings are at least 50 weeks apart. Such awards will not count against the 5% share pool reserve or be subject to the minimum vesting requirement;

●

The 2020 Plan includes a $500,000 cap on the aggregate dollar value of equity-based (based on grant date fair value) and cash compensation granted under the plan or otherwise during any calendar year to any non-employee director, which limit is increased by 200% in the calendar year in which the non-employee director first joins the Board or is designated as Chair of the Board; and

●	Dividend and dividend equivalent rights may not be paid on any unvested restricted stock or RSUs or unearned performance awards.

Material Features of the 2020 Equity Incentive Plan

The following is a summary of the material features of the 2020 Plan and is qualified in its entirety by reference to the complete text of the 2020 Plan, which is set forth as Exhibit 4.8 to our Registration Statement on Form S-8 filed with the SEC on September 11, 2025, as amended by this Proposal 3.

Purpose. The 2020 Plan is intended to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for our success and provide a means by which the eligible recipients may benefit from increases in the value of our Common Stock.

Eligibility. Awards may be granted to our and our subsidiaries’ employees, including officers, non-employee directors and consultants. Only our employees and those of our subsidiaries are eligible to receive incentive stock options. As of the Record Date, 7 employees and 5 non-employee directors would have been eligible to receive awards under the 2020 Plan.

Types of Awards. The 2020 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986 (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock awards, RSU awards, performance stock awards and performance cash awards.

Authorized Shares. Subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our Common Stock that may be issued pursuant to stock awards under the 2020 Plan is 2,452,017 shares of Common Stock plus (A) any shares of Common Stock that remain available for grant under the 2012 Plan as of the Effective Date (as defined in the 2020 Plan) and (B) any shares of Common Stock subject to outstanding awards under the 2012 Plan as of the Effective Date that on or after the Effective Date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash.

If a stock award or any portion of a stock award expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by the stock award having been issued, then the shares of Common Stock subject to the stock award (or portion thereof) that expires, is cancelled or forfeited or otherwise terminates shall revert and again be available for issuance under the 2020 Plan. If any shares of Common Stock are repurchased by the Company using proceeds from the exercise or purchase price of a stock award, or retained because the stock award (or a portion thereof) is settled in cash (i.e., the participant receives cash rather than stock), then the shares that are repurchased or retained shall not revert and will not become available for issuance under the 2020 Plan. Any shares retained and not issued by the Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will reduce the number of shares of Common Stock that are available for issuance under the 2020 Plan and such shares shall not be available for issuance under the 2020 Plan.

The aggregate maximum number of shares of Common Stock that may be issued upon the exercise of incentive stock options is 2,452,017. Shares issued under the 2020 Plan may consist of our authorized but unissued or reacquired Common Stock, including shares repurchased by us on the open market or otherwise or shares classified as treasury shares.

The 2020 Plan includes a $500,000 cap on the aggregate dollar value of equity-based (based on grant date fair value) and cash compensation granted under the 2020 Plan or otherwise during any calendar year to any non-employee director, which limit is increased by 200% in the calendar year in which the non-employee director first joins the Board or is designated as Chair of the Board.

Plan Administration. The Board has the authority to administer the 2020 Plan, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or shares of Common Stock under the award, the number of shares of Common Stock or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the 2020 Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the 2020 Plan and awards, including the ability to correct any defect, omission or inconsistency in the 2020 Plan or any award document; (iii) settle all controversies regarding the 2020 Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares of Common Stock may be issued; (v) suspend or terminate the 2020 Plan; (vi) amend the 2020 Plan; (vii) submit any amendment to the 2020 Plan for stockholder approval; (viii) approve forms of award documents for use under the 2020 Plan and to amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote our best interests and that are not in conflict with the provisions of the 2020 Plan or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate.

Subject to the provisions of the 2020 Plan, the Board may delegate all or some of the administration of the 2020 Plan to a committee of one or more directors and may delegate to one or more officers the authority to designate employees who are not officers to be recipients of options and stock appreciation rights (and, to the extent permitted by applicable law, other stock awards) and, to the extent permitted by applicable law, to determine the terms of such awards and the number of shares of Common Stock to be subject to such stock awards granted to such employees. Unless otherwise provided by the Board, delegation of authority by the Board to a committee or an officer will not limit the authority of the Board. All determinations, interpretations and constructions made by the Board (or another authorized committee or officer exercising powers delegated by the Board) in good faith will be final, binding and conclusive on all persons.

Stock Options. A stock option may be granted as an incentive stock option (“ISO”) or a nonqualified stock option (“NQSO”). The option exercise price may not be less than the fair market value of the stock subject to the option on the date the option is granted or, with respect to ISOs, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any affiliate (a “Ten Percent Stockholder”) unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an ISO issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable in cash, check, bank draft, money order, net exercise or as otherwise determined by the Board and set forth in the award agreement, including through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option and the delivery of previously owned shares. The vesting schedule applicable to any option, including any performance conditions, will be as set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right that entitles the participant to receive, in cash or shares of stock or a combination thereof, as determined by the Board, the value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, will be as set forth in the award agreement.

Provisions Applicable to Both Options and SARs.

Transferability. The Board may, in its sole discretion, impose limitations on the transferability of options and SARs. Unless the Board provides otherwise, an option or SAR will not be transferable except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant. The Board may permit transfer of an option or SAR in a manner not prohibited by applicable law. Subject to approval by the Board, an option or SAR may be transferred pursuant to the terms of a domestic relations order or similar instrument or pursuant to a beneficiary designation.

Termination of Service. Except as otherwise provided in an applicable award document or other agreement between us or any affiliate and a participant, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s disability, unless otherwise provided in an applicable award or other agreement, the participant may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death, unless otherwise provided in an applicable award or other agreement, the participant’s estate may exercise the option or SAR (to the extent such award was exercisable as of the termination date) for a period of 18 months following the date of death or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an applicable award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award. If a participant’s service is suspended pending an investigation of the existence of cause, all of the participant’s rights under any options or SARs will also be suspended during the investigation period.

Neither an option nor SAR may be modified to reduce the exercise price thereof nor may a new option, SAR or other award at a lower price be substituted or exchanged for a surrendered option or SAR (other than adjustments or substitutions in accordance with the 2020 Plan relating to certain dilutive or related events), unless such action is approved by the stockholders.

Awards Other Than Options and SARs.

Restricted Stock and Restricted Stock Units. Restricted Stock are awards of shares of Common Stock, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the Board deems appropriate. RSUs are awards denominated in units under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the Board deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents.

Performance Awards. A performance award is a stock or cash award that is payable (including that may be granted, vested or exercised) contingent upon the attainment during a performance period of certain performance goals. A performance award may, but need not, require the completion of a specified period of service. The length of any performance period, the applicable performance goals and the measurement of whether and to what degree such performance goals have been attained will be as determined by the Compensation Committee, the Board or an authorized officer. The Board, the Compensation Committee or any authorized officer retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period.

Certain Adjustments. In the event of any change in our capitalization, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2020 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Unless provided otherwise in an award or other agreement, in the event of our dissolution or liquidation, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of our Common Stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to our repurchase rights or subject to forfeiture may be repurchased or reacquired by us notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

Change in Control. Unless provided otherwise in an award agreement or other agreement between us or an affiliate and the participant, in the event of a Change in Control (as defined in the 2020 Plan), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Change in Control:

(i)

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders pursuant to the Change in Control);

(ii)

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)

accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by the Board, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;
(v)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award; and

(vi)

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Change in Control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award. In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, referred to as a successor corporation, unless the successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

Acceleration of Awards upon a Change in Control. An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the award agreement for such award or as may be provided in any other written agreement between us or an affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Termination and Amendment. The Board or the Compensation Committee may suspend or terminate the 2020 Plan at any time. No incentive stock options may be granted under the 2020 Plan after the tenth anniversary of the date on which the Board adopted the 2020 Plan. No awards may be granted under the 2020 Plan while the 2020 Plan is suspended or after it is terminated.

Certain U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the 2020 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

Stock Options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is a long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is a long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

SARs. An optionee is not taxed on the grant of a SAR. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units. Grantees of restricted stock or RSUs do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Cash Awards. A participant will have taxable income at the time a cash award becomes payable, and, if the participant has timely elected deferral to a later date, such later date, provided that any such deferral election complies with or is exempt from the requirements of Section 409A of the Code to avoid accelerated income inclusion and additional taxes and interest. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m). In general, Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. Once an individual becomes a “covered employee” for purposes of Section 162(m) for any taxable year beginning after December 31, 2016, that individual remains a covered employee for all subsequent years, including after termination of employment.

Certain Change in Control Payments. Under Sections 280G and 4999 of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.

Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2020 Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

New Plan Benefits

The benefits that will be awarded or paid in the future under the 2020 Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Therefore, a new plan benefits table is not provided. As of the Record Date, the closing price of a share of the Company’s Common Stock was $1.06.

Interests of Directors and Executive Officers

Our directors and executive officers may be deemed to have an interest in the matter set forth in this proposal, as such directors and executive officers are eligible to receive awards under the 2020 Plan.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the amendment to the 2020 Plan.

Vote Required

This proposal must be approved by a majority of the votes cast on the matter. As a result, abstentions and broker non-votes (if any) will be entirely excluded from the vote and will have no effect on its outcome.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2025 about the securities authorized for issuance under our equity compensation plans, which consist of our 2020 Plan and our 2013 Employee Stock Purchase Plan. Upon adoption of the 2020 Plan, the Company no longer grants new equity awards under the 2012 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders(1)	478,821	$614.60	473,196
Equity compensation plans not approved by security holders	—	—	—
Total	478,821	$614.60	473,196

(1)	Includes 1,121 outstanding options and 477,700 unvested RSUs under the 2020 Plan.

EXECUTIVE OFFICERS

Our current executive officers, and their respective ages as of the date of filing of this Proxy Statement, are as follows:

Executive Officer	Age	Position(s) with the Company

Robert J. Bitterman	75	President, Chief Executive Officer and Chair of the Board of Directors
Lisa Carson	60	Chief Financial Officer

Robert J. Bitterman has served as a member and the Chair of the Board since 2012 and as our President and Chief Executive Officer since February 2023. Mr. Bitterman served as the Interim Executive Chair of the Company from September 2022 to February 2023 until his appointment as President and Chief Executive Officer. Mr. Bitterman served as the President and Chief Executive Officer of Cutanea Life Sciences, Inc., a private company he founded in 2005 that focused on developing innovative technologies to treat diseases and disorders of the skin and subcutaneous tissue, until its acquisition by Biofrontera, Inc., USA in March 2019. Since leaving Cutanea, Mr. Bitterman was retired until commencing the Interim Executive Chair role with the Company in September 2022. Prior to his role at Cutanea Life Sciences, Inc., Mr. Bitterman also held the position of President and Chief Executive Officer of Isolagen, Inc., President and General Manager of Dermik Laboratories and various positions of increasing responsibility in financial and commercial capacities within Aventis S.A. Mr. Bitterman holds an A.B. degree in Economics from The College of the Holy Cross and a Master of Business Administration degree from Boston University. He also holds a Doctor of Humane Letters (Honoris Causa) from the New York College of Podiatric Medicine.

Lisa C. Carson has served as our Vice President Finance and Administration since May 2025, and as our Chief Financial Officer since February 2026.  Prior to joining the Company, Ms. Carson served as Vice President and Controller at Prelude Therapeutics, (NASDAQ: PRLD) a clinical-stage precision oncology company developing innovative cancer therapies from February 2020 until November 2024.  In this role, she played a key leadership role in guiding the company through its initial public offering, establishing public-company infrastructure, and implementing financial controls and SOX-related processes.  Ms. Carson also held key leadership roles at TELA Bio Inc. and PhaseBio Pharmaceuticals, assuming positions of increasing responsibility with oversight of financial operations and strategic growth initiatives.  At Tela Bio, she was instrumental in supporting the company's transition into commercial operations of its first product, building the financial infrastructure required for commercialization, and leading the implementation of the company's financial systems to support scalable growth. Ms. Carson received a B.S. in Accounting from West Chester University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of our outstanding Common Stock for (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group and (iv) persons known to us to beneficially own more than 5% of our outstanding Common Stock. The following information is presented as of the Record Date or such other date as may be reflected below.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of Common Stock not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of the Record Date, or within 60 days of the Record Date, are deemed outstanding for the purpose of computing the percentage ownership of each person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Phio Pharmaceuticals Corp., 411 Swedeland Road, Suite 23-1080, King of Prussia, PA 19406.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percent of Class (2)
Greater than 5% Holders
Intracoastal Capital LLC (3)	1,142,556	9.10%
CVI Investments, Inc. (4)	1,194,719	9.99%
Directors and Named Executive Officers:
Robert J. Bitterman (5)	301,421	2.50%
Patricia A. Bradford	27,151	*
Lisa C. Carson	47,000	*
David H. Deming	14,000	*
Jonathan E. Freeman, Ph.D.	16,055	*
Robert M. Infarinato	7,659	*
Curtis A Lockshin, Ph.D.	18,555	*
R. Todd Plott, M.D.	-	*
All current directors and executive officers as a group (seven persons)	424,182	3.52%

*	Indicates less than 1%.
(1)	Represents shares of Common Stock held as of the Record Date plus shares of Common Stock that may be acquired upon the exercise of options and warrants within 60 days of the Record Date.
(2)

Based on 11,617,250 shares of Common Stock that were issued and outstanding as of the Record Date. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of the Record Date, or within 60 days of the Record Date, are treated as outstanding only when determining the ownership and voting power for each person (or all directors and executive officers as a group).

(3)

As of December 31, 2025, based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2026 by Intracoastal Capital LLC (“Intracoastal”). Each of Intracoastal, Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”) is deemed to have beneficial ownership of all shares of Common Stock issuable upon the exercise of certain warrants held by Intracoastal. Certain of the warrants held by Intracoastal contain a blocker provision under which the holder thereof does not have the right to exercise its warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% or 9.99% of the Company’s Common Stock, as applicable. Based upon information provided by Intracoastal, Intracoastal and Messrs. Kopin and Asher would be deemed to have beneficial ownership of 1,142,556 shares of Common Stock in the absence of such blocker provisions. The principal business office of Mr. Kopin and Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483. The principal business office of Mr. Asher is 1011 Lake Street, Suite 311, Oak Park, Illinois 60301.

(4)

As of December 31, 2025, based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2026 by CVI Investments, Inc. (“CVI”). Heights Capital Management, Inc. (“Heights Capital”), which serves as the investment manager to CVI, may be deemed to be the beneficial owner of all shares of Common Stock owned by CVI. Each of CVI and Heights Capital disclaims any beneficial ownership of any such shares of Common Stock, except for their pecuniary interest therein. CVI and Heights Capital may be deemed to have beneficial ownership of shares of Common Stock and shares of Common stock issuable upon the exercise of certain warrants. The number of shares of Common Stock reported as beneficially owned consists of shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock. Such warrants are not exercisable to the extent that the total number of shares of Common Stock then beneficially owned by CVI and Heights Capital and any other persons whose beneficial ownership of shares of Common Stock would be aggregated with such shares for purposes of Section 13(d) of the Exchange Act would exceed 9.99%.

(5)	Includes stock options to purchase 1 share of Common Stock exercisable within 60 days of the Record Date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires our directors, certain officers, and beneficial owners of more than ten percent of our common stock to file reports with the SEC indicating their holdings of and transactions in our equity securities, and to provide copies of such reports to us. To our knowledge, based solely on a review of our records, publicly available information and written representations by the persons required to file such reports, that during the fiscal year ended December 31, 2025, only the following Section 16(a) filing was filed untimely: one Form 3 for David Deming, which was filed inadvertently filed late on March 4, 2025 in connection with his appointment to the Board of Directors on February 19, 2025.

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate Secretary in the form prescribed by our Bylaws, as described below.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the 2026 annual meeting proxy materials pursuant to Rule 14a-8 must be received by the Secretary of the Company no later than April 16, 2027, which is 120 calendar days before the anniversary of the date this Proxy Statement for the Annual Meeting is released to stockholders, or otherwise as permitted by applicable law (the “Proxy Deadline”). The form and substance of these proposals must satisfy the requirements established by the our Bylaws and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

Additionally, stockholders who intend to present a stockholder proposal or nominate a director at the 2026 annual meeting must provide the Secretary of the Company with written notice of the proposal not fewer than 90 nor more than 120 days prior to the anniversary date of the Annual Meeting, provided, however, that if the 2026 annual meeting date is more than 30 days before or after the anniversary date of the Annual Meeting, then stockholders must provide notice on or before 10 days after the day on which the date of the 2026 annual meeting is first disclosed in a public announcement. Notice must be tendered in the proper form prescribed by our Bylaws. Proposals not meeting the requirements set forth in our Bylaws will not be entertained at the meeting. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2026 annual meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Secretary in writing not later than July 30, 2027.

Additionally, any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating Committee, the committee that recommends a slate of nominees to the Board for election at each annual meeting, must provide the Secretary of the Company all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected on or before the Proxy Deadline. The Nominating Committee is not required to consider director candidates received after this date or without the required information. The Nominating Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board will be included in the Company’s proxy statement for that annual meeting.

DELIVERY OF PROXY MATERIALS

Our Annual Report to stockholders for the fiscal year ended December 31, 2025, including audited financial statements and the notes thereto, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for fiscal 2025 and the exhibits thereto are available from the Company without charge upon written request of a stockholder. Copies of these materials are also available online through the SEC at www.sec.gov.

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice and, if applicable, a printed version of this Proxy Statement and our Annual Report, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure reduces our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact us at Phio Pharmaceuticals Corp., 411 Swedeland Road, Suite 23-1080, King of Prussia, PA 19406, or via telephone at (610) 947-0251. If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the Notice in the future, please contact us as indicated above.

If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of our materials or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Your vote is important. Even if you plan to attend the Annual Meeting virtually, we urge you to submit your proxy or voting instructions as soon as possible.

Appendix A

AMENDMENT NO. 1 TO THE

PHIO PHARMACEUTICALS CORP.

2020 LONG TERM INCENTIVE PLAN

WHEREAS, Phio Pharmaceuticals Corp. (the “Company”) maintains the Phio Pharmaceuticals Corp. 2020 Long-Term Incentive Plan, amended and restated on September 11, 2025 (the “Plan”);

WHEREAS, pursuant to Section 2(b)(vi) of the Plan, the Board of Directors (the “Board”) may amend the Plan in any respect the Board deems necessary or advisable; provided that, amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by applicable laws or stock exchange requirements;

WHEREAS, pursuant to Section 2(d) of the Plan, the Board has delegated administration of the Plan to the Compensation Committee of the Board of Directors (the “Compensation Committee”);

WHEREAS, the Compensation Committee, in consultation with legal and financial advisors, has determined that it is necessary, advisable and in the best interests of the Company and its stockholders to increase the number of shares of the Company’s common stock, $0.0001 par value per share, reserved for issuance under the Plan by 1,500,000 shares (the “Share Increase”);

WHEREAS, pursuant to Section 2(b)(vi) of the Plan, in order to effect the Share Increase, approval of the Company’s stockholders must be obtained (the “Stockholder Approval”);

WHEREAS, the Compensation Committee has approved the Share Increase and has recommended that the Board adopt and approve the Share Increase subject to Stockholder Approval;

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of the Stockholder Approval; and

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows:

1. Section 3 of the Plan is deleted and replaced in its entirety with the following:

“3.       SHARES SUBJECT TO THIS PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 2,452,017 shares of Common Stock plus (A) any shares of Common Stock that remain available for grant under the Prior Plan as of the Effective Date and (B) any shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date (such outstanding awards the “Prior Plan Awards”) that on or after the Effective Date are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash (the “Share Reserve”).

(ii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under this Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iii) Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under this Plan.

(iv) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate Fair Market Value on the date of grant of Shares subject to Awards granted under this Plan, together with any cash compensation paid or payable, during any calendar year to any one Non-Employee Director shall not exceed $500,000; provided, however, that in the calendar year in which a Non-Employee Director first joins the Board or is designated as Chair of the Board, such maximum dollar value may be up to two hundred percent (200%) of the dollar value set forth in the foregoing limit. The limitation described in this Section shall be determined without regard to amounts paid to a Non-Employee Director during or for any period in which such individual was an employee or consultant, and any severance and other payments paid to a Non-Employee Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued, then the shares of Common Stock subject to the Stock Award (or portion thereof) that expires, is cancelled or forfeited or otherwise terminates shall revert and again be available for issuance under this Plan. If any shares of Common Stock are repurchased by the Company using proceeds from the exercise or purchase price of a Stock Award, or retained because the Stock Award (or a portion thereof) is settled in cash (i.e., the Participant receives cash rather than stock), then the shares that are repurchased or retained shall not revert and will not become available for issuance under this Plan. Any shares retained and not issued by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will reduce the number of shares of Common Stock that are available for issuance under this Plan and such shares shall not be available for issuance under this Plan.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 2,452,017 shares of Common Stock.

(d) Source of Shares. The stock issuable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.”

Phio PHARMACEUTICALS

VOTE

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert J. Bitterman	☐	☐	02 - Patricia A. Bradford	☐	☐	03 - David H. Deming	☐	☐
04 - Jonathan E. Freeman, Ph.D.	☐	☐	05 - Curtis A. Lockshin, Ph.D.	☐	☐	06 - R. Todd Plott, M.D.	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

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T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T

Proxy / Voting Instruction Card

Phio Pharmaceuticals Corp.
Annual Meeting of Stockholders
September 28, 2026
9:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Robert J. Bitterman, Lisa Carson and Jennifer Phillips as proxies, with the full power of substitution in each of them. Each of them is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the virtual Annual Meeting of Stockholders of Phio Pharmaceuticals Corp. to be held on September 28, 2026, or at any postponement or adjournment thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the meeting.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees in item 1 to the Board of Directors and FOR items 2 and 3.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.